Exhibit 10.9

TRADEMARK SECURITY AGREEMENT, dated as of February 12, 2018 (this “Agreement”), among GrafTech International Holdings Inc. (the “Grantor”) and JPMorgan Chase Bank, N.A., as  collateral agent (in such capacity, the “ Collateral Agent”).

Reference is hereby made to (a) the Credit Agreement dated as of February 12, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GRAFTECH INTERNATIONAL LTD., a Delaware corporation (“Holdings”), GRAFTECH FINANCE INC., a Delaware corporation ( “Finance”), GRAFTECH SWITZERLAND SA., a Swiss corporation, GRAFTECH LUXEMBOURG II S.À.R.L., a Luxembourg société à responsabilité limitée, having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199, the Lenders and Issuing Banks party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and (b) the Collateral Agreement dated as of February 12, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among Holdings, Finance, the other Grantors from time to time party thereto and the Collateral Agent.  The Lenders have agreed to extend credit to Co-Borrowers subject to the terms and conditions set forth in the Credit Agreement.  The Grantor is an Affiliate of Co-Borrowers and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.  Accordingly, the parties hereto agree as follows:

SECTION 1.         Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement and the Collateral Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.         Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor pursuant to the Collateral Agreement did, and hereby does, grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under all Trademarks, including those listed on Schedule I attached hereto (the “Trademark Collateral”).  This Agreement is not to be construed as an assignment of any Trademark or Trademark application.  Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use Trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use Trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.

SECTION 3.  Termination.  Subject to Section 5.13 of the Collateral Agreement, upon the Termination Date, the security interest granted therein and herein shall terminate and the Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 4.  Collateral Agreement.  The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 5.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRAFTECH INTERNATIONAL HOLDINGS, INC., as Grantor

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Vice President and Treasurer

[Signature Page to Trademark Security Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ James Shender
	Name:	James Shender
	Title:	Vice President

[Signature Page to Trademark Security Agreement]